UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549
________________________________

FORM 8-K/A
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2016
________________________________

Waters Club Holdings, Inc.
(Exact Name of registrant in its charter)

Delaware	6770	27-5414522
(State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

750 West Sunrise Boulevard
Fort Lauderdale, FL 33311
(Address of Principal Executive Offices) (Zip Code)

954-445-6518
(Registrant's Telephone Number, Including Area Code)

Petrus Resources Corporation
(Former Name or Former Address, if Changed Since Last Report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

EXPLANATORY NOTE:
The purpose of this Amendment No. 1 to our Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on November 1, 2016 (the "Original 8-K") is to provide updated disclosure in Item 2.01, Item 3.02, Item 5.01, Item 5.03 and Item 5.06 as a result of our refiling of our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on November 23, 2016. As a result the effective date of the closing of the Share Exchange Agreement and Plan of Reorganization has been corrected to be on November 23, 2016 rather than October 28, 2016.
Item 2.01    Completion of Acquisition or Disposition of Assets

The acquisition of assets pursuant to the Share Exchange Agreement and Plan of Reorganization (the "Agreement") was completed on November 23, 2016.

Item 3.02    Unregistered Sales of Securities

The unregistered sale of securities was made on November 23, 2016, and the share ownership table is As of November 23, 2016.

Item 5.01    Changes in Control of Registrant

The effective date of the Changes in Control of Registrant was November 23, 2016.

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

The effective date of the filing of the Amended and Restated Articles of Incorporation was November 23, 2016, and the name change to Waters Club Holdings, Inc. was effective the same date.

Item 5.06    Change in Shell Status

The effective date of the exit from shell status is November 23, 2016.

Item 9.01    Financial Statements and Exhibits

Pro Forma Financial Statements

Exhibit
Number	Description

3(d)	Amended and Restated Articles of Incorporation

99.1	Pro Forma Financial Statements

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Current Report on Form 8-K/A statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Fort Lauderdale, State of Florida on December 20, 2016.

Waters Club Holdings, Inc.
(Registrant)

By: /s/ Andrew Deme
Andrew Deme, President, Chief Executive Officer
and Chief Financial Officer